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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999, with respect to the financial statements of Sandpiper Networks, Inc. incorporated by reference in the Digital Island, Inc. Registration Statement Form S-1 and related Prospectus for the registration of 402,500 shares of its common stock.


                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Los Angeles, CA
February 23, 2000